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Exhibit 8.1

[Lamb & Barnosky Letterhead]

June 2, 2015

Asia Bancshares, Inc.
135-34 Roosevelt Avenue
Flushing New York 11354

Ladies and Gentlemen:

        We have acted as counsel to Asia Bancshares, Inc. ("Asia Bancshares") in connection with Cathay General Bancorp's ("Cathay General") preparation and filing with the Securities and Exchange Commission of an amended Registration Statement on Form S-4 on or about the date hereof (the "Registration Statement") including the Proxy Statement/Prospectus forming a part thereof, relating to the planned merger (the "Merger") of Asia Bancshares with and into Cathay General, pursuant to the Agreement and Plan of Merger dated January 20, 2015, as amended on March 9, 2015, between Asia Bancshares and Cathay General (the "Merger Agreement").

        In providing our opinion, we have relied upon the accuracy of the Registration Statement and the documents therein serving as the Proxy Statement and Prospectus and have assumed that the parties have complied with, and as applicable, will continue to comply with the covenants contained in the Merger Agreement. We have assumed that the Merger will be consummated in the manner set forth in the Merger Agreement, without modification.

        We hereby confirm to you that, in our opinion, insofar as they purport to describe provisions of United States federal income tax law applicable to the Merger, the statements set forth under the caption "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" in the Registration Statement are accurate in all material respects, subject to the limitations and assumptions referenced therein.

        We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and to the references to us therein. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Lamb & Barnosky, LLP

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  Exhibit 8.1
[Lamb & Barnosky Letterhead]